UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2015

BRIDGFORD FOODS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 526-5533

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 12, 2015, Allan Bridgford Jr. was reelected as a member of the Registrant's Board of Directors. As a member of the Board of Directors, Mr. Bridgford will also serve on the Nominating Committee. He previously served on the Board and the Nominating Committee from October 10, 2011 through his resignation on March 24, 2014.

Mr. Bridgford, who is the son of the former senior chairman of the Board, has provided and continues to provide consulting services to the Registrant's Chicago plant and to management. The contract on behalf of the Registrant with Mr. Bridgford is for consulting services at $1,200 per day. Total fees billed under this arrangement for fiscal year 2014 were approximately $173,000.

The Registrant issued a press release that announced these events on January 15, 2015. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c)     Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 15, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

January 15, 2015	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 15, 2015.